Exhibit 10.7

THE WESHOP COMMUNITY TRUST AGREEMENT

Table of Contents

First	Purpose of Trust	1
(a)	Trust Purposes	1
(b)	Administration Solely to Facilitate the Trust Purposes	2
(c)	Amendment of Trust Purposes	2
(d)	Decanting Power	2
(e)	Power to Sell B Shares to Grantor	2
(f)	Trust Termination	3
(g)	No Enforceable Beneficial Interests	3
Second	Rule Against Perpetuities	3
Third	Distribution Upon Termination	3
Fourth	Trust Additions	3
Fifth	Trustee’s Powers	4
(a)	Investment Directions and Restrictions	4
(b)	General Powers	4
Sixth	Enforcer	5
(a)	Initial Appointment of Enforcer	5
(b)	Role and Function	6
(c)	Directions to Trustee	6
(d)	Liability of Trustee	6
(e)	Liability of Enforcer	7
(f)	Indemnification	7
(g)	Resignation of Enforcer	7
(h)	Removal of Enforcer.	7
(i)	Appointment of Additional or Successor Enforcers	7
(j)	Agents and Advisers	8
(k)	Compensation	8
Seventh	Waiver of Prudent Investor Rule; Conflicts of Interest.	8
Eighth	Trustee’s Compensation	9
Ninth	Trust to be Irrevocable	9

Tenth	Resignation, Removal and Appointment of Trustees	10
(a)	Resignation of Trustee	10
(b)	Removal of Trustee	10
(c)	Appointment of Successor Trustees	10
(d)	Trustee Qualifications	10
(e)	Delivery of Trust Assets	10
(f)	Liability of Predecessor Trustee	10
(g)	Merger of Corporate Trustee	10
Eleventh	United States Trust	11
Twelfth	Inadvertent Change to Foreign Trust Classification.	11
Thirteenth	Limitation on Powers of Non-United States Person	11
(a)	Limitation on Powers	11
(b)	Exception	12
(c)	Reliance Upon Certifications	12
Fourteenth	Interested Fiduciary	12
Fifteenth	Definitions	13
Sixteenth	Governing Law and Trust Situs	14
(a)	Governing Law	14
(b)	Situs	14
Seventeenth	Liability of Trustee and Voting	15
(a)	Trustee Acts in a Fiduciary Capacity	15
(b)	Trustee Acting in Good Faith	15
(c)	Liability of Trustee	15
(d)	Indemnification	15
(e)	Grantor’s Indemnification Obligation	16
Eighteenth	Bonds, Accountings, Inventories and Privacy Provisions	16
Nineteenth	Binding Effect	16
Twentieth	Acknowledgment By Trustee	16
Twenty-first	Agreement in Counterparts	16

THE WESHOP COMMUNITY TRUST AGREEMENT

THIS AGREEMENT (the “Agreement” or “Trust Agreement”) is made this 14th day of October, 2025, between WESHOP HOLDINGS LIMITED, a British Virgin Islands registered entity, hereinafter “Grantor,” and JTC TRUST COMPANY (DELAWARE) LIMITED, hereinafter “Trustee.”

WHEREAS, the Grantor desires to establish an irrevocable trust known as “The WeShop Community Trust” funded with such property described on the attached Schedule “A” and such other property as the Grantor may from time to time deposit into trust under this Agreement, together with the investments, reinvestments and proceeds thereof (all of which, with the investments, reinvestments and proceeds thereof, shall be termed the “Trust estate”).

WHEREAS, the trust is intended to be a valid and effective noncharitable purpose trust as described in 12 Del. C. § 3556; and

WHEREAS, the Trustee accepts such trust and agrees to administer it in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the Grantor hereby delivers to the Trustee the property described on Schedule “A” in trust which the Grantor has absolutely and irrevocably transferred to the Trustee for the following uses and purposes and subject to the terms and conditions contained in this Agreement.

First Purpose of Trust.

(a) Trust Purposes. The Trust is created pursuant to 12 Del. C. § 3556 for the following purposes (collectively, the “Purposes”):

(1) Subject to the remaining Purposes set forth in this section (a), to receive and hold the Company’s Class B ordinary shares, no par value (“B Shares”), for the sole purpose of facilitating the delivery and transfer of such B Shares, in kind, to eligible owners of WePoints in accordance with the terms and conditions of the Shareback Agreement (as defined in section (h) of Article Fifteenth which shall automatically convert into the Company’s Class A ordinary shares, no par value (“A Shares”), upon such transfer to eligible owners of WePoints. The term “WePoints” shall have the meaning ascribed to such term (or any defined term replacing “WePoints” that has a substantially identical intended meaning thereto) under the Shareback Agreement. The Trustee shall make no delivery or transfer of B Shares pursuant to this provision until the Trustee receives the written information required to be delivered to the Trustee pursuant to the terms and conditions of the Shareback Agreement. For the avoidance of doubt, the primary purpose of this Trust is to carry out the delivery and transfer of the B Shares in accordance with the terms and conditions of the Shareback Agreement.

(2) To receive and hold cash, and to invest cash received by the Trustee in interest bearing account(s) custodied at AAA-rated banks or in government bonds for interest-bearing accounts, or in any other cash equivalents, including money market funds (collectively, “Reserves”), in order to generate income for the payment and discharge of the proper expenses of the Trust from time to time.

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(3) To carry out any directions given to the Trustee by the Enforcer pursuant to section (d) or (e) of this Article.

(4) For no other purpose and not for the benefit of the Trustee or any other person except as may be necessary and incidental to the administration of the Trust.

(b) Administration Solely to Facilitate the Trust Purposes. The Trustee is authorized and empowered to use, pay, transfer and/or apply the net income and principal of the Trust, and to transfer Trust property in kind, to effectuate the Purposes; provided, however, that no such payment or application may be made to or for the benefit of the Grantor regardless of the capacity in which the Grantor may be acting, except as expressly permitted by section (e) of this Article. The written receipt of the person or persons so paid shall be a full discharge to the Trustee from all liability with respect thereto, and any such payment or application may be made without bond, without intervention of any guardian, conservator or committee, and without the order of any court. Until termination of the Trust, the Trustee shall only exercise its powers, whether conferred under this Agreement or under applicable state law, in furtherance of the Purposes.

(c) Amendment of Trust Purposes. Notwithstanding any other provision herein, the Enforcer shall have the power to modify or amend the Purposes, retroactive to the creation of this Trust or otherwise, if the Enforcer determines in its sole and absolute discretion that (i) a legal, tax or regulatory issue or question has arisen which may impact the ability to carry out the Purposes or the Grantor’s intent, (ii) the Purposes should be construed, interpreted or clarified, (iii) due to a significant change in circumstances not anticipated by the Grantor, specifically including an amendment to the Shareback Agreement, the Purposes can no longer be effectively carried out in accordance with their original terms; or (iv) it is otherwise necessary to amend the Purposes to be consistent with the Grantor’s intent. Nevertheless, no power granted to the Enforcer in this section grants any implied power to amend this Agreement in any manner that would enable the Enforcer to appoint Trust property in favor of the Enforcer, the Enforcer’s creditors, the Enforcer’s estate or the creditors of the Enforcer’s estate.

(d) Decanting Power. Notwithstanding the foregoing provisions, the Enforcer shall have the power to direct the Trustee, in writing, to appoint all or any part of the assets of the Trust created hereunder (the “First Trust”) to the trustee of one or more other trust(s) (the “Second Trust”), whether created by the Grantor or any other person and which may be a separate trust or the same Trust as modified after appointment under this section, provided the Second Trust is formed and operated for a purpose which is consistent with the Grantor’s intent and the Purposes of this Trust. The Second Trust may have administrative provisions that differ from the First Trust. The Enforcer shall have no power to appoint any assets of the Trust pursuant to this section to or for the benefit of the Enforcer or the Grantor, the creditors of any such person, the estate of any such person or the creditors of the estate of any such person.

(e) Power to Sell B Shares to Grantor. Notwithstanding the foregoing provisions, the Enforcer shall have the power to direct the Trustee, in writing, to sell B Shares to the Grantor, for such price and on such terms and conditions as the Enforcer determines, provided that such sale is not in violation of the terms and conditions of the Shareback Agreement. The Enforcer may rely upon the opinion of counsel in order to determine whether any such sale would, or would not be, in violation of the terms and conditions of the Shareback Agreement.

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(f) Trust Termination. Notwithstanding the foregoing, the Trust created hereunder shall terminate and the assets distributed pursuant to this section in the event that the Enforcer or Trustee has determined that the Purposes are no longer possible of attainment. Upon termination of the Trust, the Trust estate shall be distributed as provided in Article Third.

(g) No Enforceable Beneficial Interests. Notwithstanding anything in this Agreement to the contrary, the Purposes are not intended to and do not create an enforceable interest, beneficial or otherwise, in any person, not a party hereto, who may receive B Shares or A shares on conversion of B Shares in accordance with the Shareback Agreement, WeShop’s Terms of Service and/or the provisions of section (a) of this Article, or in any other shareholder of the Company or holder of rights to acquire shares, regardless of the class of the Company stock held or the rights associated therewith, and those persons who have an interest in the Purposes and the enforcement thereof shall be limited to the Grantor and those persons acting in a fiduciary or non-fiduciary capacity under this Agreement. No Charitable Organization or any other contingent beneficiary shall have an enforceable beneficial interest in this Trust until such time as the interest of such beneficiary in the Trust vests upon termination of the Trust (or certain of its assets). The Grantor, the Enforcer and any other person acting in a fiduciary or non-fiduciary capacity under this Agreement shall have exclusive authority to enforce the terms of this Trust during its term.

Second Rule Against Perpetuities. This Trust shall be perpetual to the fullest extent permitted under Delaware law.

Third Distribution Upon Termination. Upon termination of the Trust (or upon termination with respect to certain of its assets), the Trust property terminated in trust shall be transferred, conveyed and paid over as follows:

(a) The Trustee shall deliver any remaining B Shares as may be necessary to fulfill its obligations to effectuate the Purposes under section (a)(1) of Article First; and

(b) After the payment of final expenses, the Trustee shall receive any remaining Trust property as a termination fee for its services hereunder. If the Trustee determines in its sole and absolute discretion that the Trustee cannot accept the full amount of the remaining Trust property as a termination fee because it is overly excessive and not commercially reasonable, then the Trustee shall distribute any remaining amount of the Trust estate that is not accepted by the Trustee as a termination fee, outright and free from trust, to such one or more Charitable Organizations, as the Trustee, in the exercise of sole and absolute discretion, shall select, in such amounts and proportions as the Trustee, in the exercise of sole and absolute discretion, shall determine, keeping in mind that it is the Grantor’s desire that the Trustee will select organizations and/or causes that the Grantor supported in the past, if that information is readily available to the Trustee.

Fourth Trust Additions. With the consent of the Trustee, the Grantor may transfer and deliver additional property to the Trustee, and such property shall thereafter be held by the Trustee as a part hereof.

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Fifth Trustee’s Powers.

(a) Investment Directions and Restrictions. Until the termination of the Trust, the following provisions shall apply:

(1) The Trustee shall not sell or otherwise dispose of B Shares except to effectuate the Purposes as provided in Article First. The Trustee is hereby directed to hold and retain B Shares, without any power, duty or authority to vary, diversify, convert, lend, vote, pledge or encumber such investments, until the transfer and delivery and/or sale of B Shares in accordance with section (a) of Article First. As provided by 12 Del. C. § 3304, the Trustee shall have no liability for retaining B Shares in accordance with the terms of this provision, except in cases of its own willful misconduct proven by clear and convincing evidence.

(2) The Trustee shall make no investments or re-investments and shall have no power to purchase or otherwise acquire or manage any property, except as expressly permitted in Article First; provided, however, that the Trustee shall have the power and authority to purchase liability insurance. The Trustee is hereby directed to retain and/or invest cash only in the Reserves, until payment of Trust expenses from such Reserves. As provided by 12 Del. C. § 3304, the Trustee shall have no liability for retaining such property in accordance with the terms of this provision, except in cases of its own willful misconduct proven by clear and convincing evidence.

(3) Upon and after termination of the Trust, the Trustee shall not be subject to the investment restrictions set forth in this section (a), but the Trustee shall wind down the Trust in accordance with the terms of this Agreement.

(4) In no event shall the Trustee, during the term of the Trust or after its termination, have the power and authority to purchase real property.

(b) General Powers. The Trustee is authorized and empowered to exercise the following powers as well as any other powers conferred by law, subject in all events to the restrictions on the Trustee’s powers set forth above and elsewhere herein, each of which shall be exercised in furtherance of the Purposes during the term of the Trust:

(1) To pay, compromise, compound, adjust, submit to arbitration, sell or release any claims or demands of the Trust estate against others or of others against the Trust estate as the Trustee may deem advisable, and to make any payments in connection therewith which the Trustee may deem advisable.

(2) To rely upon such information with respect to heirship, relationship, survivorship, identity, or any other fact relative to determining to whom any property held in the Trust estate by it and/or the income therefrom shall be paid, transferred, delivered or distributed, as it shall have no reason to believe is incorrect, without any liability for so doing. Specifically, the Trustee may rely upon any List of Redeeming WePoint Holders (as such term is defined in the Shareback Agreement) delivered to it in accordance with the terms and conditions of the Shareback Agreement when carrying out the Purposes hereunder.

(3) To employ counsel and agents and pay them reasonable compensation, and the Trustee shall be entitled to reimbursement therefor and for other expenses and charges out of principal or income as it shall determine.

(4) To execute and deliver any and all instruments in writing which it may deem advisable to carry out any of the Trustee’s powers. No party to any such instrument in writing signed by the Trustee shall be obligated to inquire into its validity, or be bound to see to the application by the Trustee of any money or other property paid or delivered to it pursuant to the terms of any such instrument.

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(5) To open checking and other banking and investment accounts in the name of the Trust and to designate the officer or officers of any corporate Trustee who shall have the authority to sign checks or withdraw funds from such accounts.

(6) The Trustee is authorized to employ or otherwise deal with such agents, advisers and other counsel, including but not limited to entities affiliated with any Trustee or Enforcer, and to pay out of income or principal or both the reasonable charges and fees of such agents, advisers and counsel, as the Trustee shall in its sole discretion determine.

(7) To invest in, retain or otherwise deal in any securities managed, issued, underwritten or distributed by a Trustee or Enforcer or any affiliate of a Trustee or Enforcer, any participation in any investment company registered under the Investment Company Act of 1940, or any investment fund exempt from registration under the Investment Company Act of 1940, for which a Trustee, Enforcer or any affiliate of a Trustee or Enforcer is an Enforcer or agent, and any other “affiliated investment” within the meaning of 12 Del. C. § 3312, and the Trustee is authorized to otherwise deal with or transact business with any of its affiliates, notwithstanding the fact that such Trustee, an Enforcer or an affiliate may receive separate fees, commissions or other costs directly from such security, fund, “affiliated investment,” dealing or transaction, and neither the Trustee nor any Enforcer shall have any duty to provide any notice or disclosure described in 12 Del. C. § 3312 or similar applicable law.

(8) To allocate receipts, expenses, and distributions to income or principal in the Trustee’s discretion.

Sixth Enforcer. Notwithstanding any other provision of this Agreement, there may at any time and from time to time be one or more Enforcers (the “Enforcer” or “Enforcers”) to serve in accordance with the provisions of this Article Sixth. The role and function of the Enforcer is set forth in this Article Sixth. The Enforcer shall serve in a non-fiduciary capacity.

(a) Initial Appointment of Enforcer. The initial Enforcer shall be WeShop US Management LLC. All other additional and successor Enforcers shall be appointed in the manner provided in section (i) of this Article Sixth. Unless otherwise expressly provided herein, to the extent that more than two persons are serving as Enforcers at any time, an affirmative vote of a majority of such Enforcers must be reached with respect to any decisions, actions taken or direction given; and if two persons are serving as Enforcers, they must act unanimously. Notwithstanding the foregoing, to the extent that more than one Enforcer is serving, the Enforcers may designate one such Enforcer to communicate all decisions and directions to the Trustee.

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(b) Role and Function. The Enforcer shall serve as an “enforcer” as such term is described in 12 Del. C. § 3556. Notwithstanding any other provision herein, the Enforcer shall have the following roles, powers and duties as well as any other powers conferred upon the Enforcer pursuant to the provisions of this Agreement or conferred on enforcers generally under applicable law:

(1) To enforce the terms of this Trust and its Purposes. To this end, the Enforcer shall have the right to initiate a judicial proceeding to review the actions and activities of the Trust and shall have the power to seek other relief on behalf of the Trust as the Enforcer deems necessary or advisable to ensure that the Trust is being managed and administered in accordance with the Purposes of the Trust and that Purposes of the Trust are being carried out.

(2) To amend the Purposes of the Trust in accordance with section (c) of Article First.

(3) To direct the Trustee to decant the Trust in accordance with section (d) of Article First.

(4) To direct the Trustee to sell B Shares to the Grantor in accordance with section (e) of Article First.

(5) To amend the administrative and technical provisions with respect to the Trust in accordance with Article Ninth of this Agreement at such times as the Enforcer may deem appropriate for the proper administration of the Trust and for tax purposes.

(6) To change the Trust situs or its governing law, as provided in Article Sixteenth of this Agreement.

(7) To remove and appoint Trustees as provided in Article Tenth of this Agreement.

(8) To appoint additional and successor Enforcers as provided in this Article.

(9) To enter into fee agreements with the Trustee.

(10) To appoint Notice Recipients in accordance with the provisions of section (g) of Article Fifteenth of this Agreement.

(c) Directions to Trustee. Any direction to the Trustee from the Enforcer shall be in writing (including electronic mail), delivered by mail, courier, facsimile transmission, electronic mail, or otherwise in such form as the Trustee may specify from time to time by written notice to the Enforcer. The Trustee shall have no obligation to investigate or confirm the authenticity of directions it receives or the authority of the person or persons conveying them, and the Trustee shall be exonerated from any and all liability in relying on any such direction from a person purporting to be the Enforcer without further inquiry by the Trustee, except in cases of its own willful misconduct proven by clear and convincing evidence in the court then having primary jurisdiction over the Trust. The Trustee shall have no duty to conduct an independent review of documents presented to it by the Enforcer in furtherance of the Enforcer’s written direction to the Trustee and shall sign the same as presented.

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(d) Liability of Trustee. Notwithstanding any other provision herein, except in cases of willful misconduct on the part of the Trustee, the Trustee shall incur no liability with respect to its implementation of any direction of the Enforcer, or, as provided in 12 Del. C. § 3313(b), for any loss resulting directly or indirectly from acts taken (or not taken) by the Trustee in accordance with the Enforcer’s direction. As provided in 12 Del. C. § 3313(e), the Trustee shall have no duty to monitor the conduct of the Enforcer, provide advice to the Enforcer or consult with the Enforcer. When acting at the direction of the Enforcer, the Trustee shall be deemed to have acted within the scope of its respective authority and not to have participated in actions outside the scope of such authority, unless the contrary is proven by clear and convincing evidence in the court then having primary jurisdiction over the Trust. The Trustee need not review whether the Enforcer is satisfying its responsibilities hereunder. The Trustee shall not be liable for the acts or defaults of the Enforcer.

(e) Liability of Enforcer. The Enforcer shall not serve in a fiduciary capacity and shall not be held liable for any of its acts or omissions, except for acts taken, or a failure to act, with willful misconduct proven by clear and convincing evidence in the court then having primary jurisdiction over the Trust. The Enforcer shall have no duty to monitor the conduct of the Trustee and need not review whether Trustee is satisfying its responsibilities hereunder. The Enforcer shall not be liable for the acts or defaults of the Trustee. A successor Enforcer shall not be liable for the actions or omissions of any predecessor Enforcer and shall be specifically relieved of any duty to examine the acts or accounts of its predecessors.

(f) Indemnification. The Trustee shall, to the extent of the Trust assets and solely payable from the Trust assets, indemnify each Enforcer for all losses, costs, damages, expenses and charges, public and private, including reasonable attorneys’ fees, including those arising from all litigation, groundless or otherwise, that result from the performance or non-performance of the powers given to the Enforcer under this Agreement (unless the Enforcer has acted in a manner that does not comply with the standard of liability applicable to the Enforcer). The provisions of this section shall apply regardless of whether the indemnitee is acting as Enforcer or has ceased to act at the time when the cost or expense is paid or incurred.

(g) Resignation of Enforcer. Any Enforcer serving hereunder may resign at any time by providing written notice to the Trustee, the Notice Recipients and any other Enforcers then serving. Such resignation shall become effective at such time as the resigning Enforcer shall provide in the notice of resignation. In the event that an individual Enforcer becomes incapacitated, he or she shall be deemed to have resigned hereunder, without further act by anyone.

(h) Removal of Enforcer. A majority of the Enforcers in office shall have the power to remove a co-Enforcer for any reason, with or without cause, by providing written notice to all Enforcers, the Trustee and the Notice Recipients. The removal shall become effective at such time as is indicated in the notice of removal.

(i) Appointment of Additional or Successor Enforcers. The Enforcer or Enforcers (acting by majority if more than one) shall have the power to appoint additional Enforcers or designate a successor Enforcer at any time by written notice to the Trustee and the Notice Recipients. Any such appointment shall be revocable by the appointing Enforcer until it ceases to serve. The appointment shall become effective upon written acceptance by the designee, who shall thereupon have all powers of an Enforcer as if originally named herein. In the event of the death, dissolution, removal, or resignation of the last serving Enforcer, and if no successor has been designated in accordance with the foregoing, a successor Enforcer may be appointed by the Board of Managers or authorized officers of WeShop US Management LLC (or its successor entity); provided, however, that such Enforcer shall not be the Grantor. If WeShop US Management LLC ceases to exist, is dissolved, or is otherwise unable or unwilling to act as Enforcer, a successor Enforcer may be appointed by majority vote of the individuals who are serving on the Board of Directors of WeShop Holdings Limited who are United States Persons, or such other entity as may be designated by such individuals acting by a majority from time to time. Notwithstanding the foregoing, if at any time no Enforcer is serving hereunder, the Grantor or Trustee may petition a court of competent jurisdiction for the appointment of a successor Enforcer, and all costs of such petition, including reasonable attorneys’ fees, shall be a proper charge to the Trust estate.

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(j) Agents and Advisers. The Enforcer is authorized to hire agents and advisers to assist the Enforcer in carrying out its duties, and to pay or direct the Trustee to pay such agents and advisers reasonable compensation.

(k) Compensation. The Enforcer shall be entitled to reasonable compensation for its services, and shall be entitled to reimbursement for reasonable costs and expenses incidental to serving as Enforcer.

Seventh Waiver of Prudent Investor Rule; Conflicts of Interest.

(a) Waiver of Prudent Investor Rule. The Trustee is authorized, with respect to any trust power or authority that the Trustee may exercise, to acquire and retain investments not regarded as traditional for trusts including investments that would be forbidden or would be regarded as imprudent, improper or unlawful by the “prudent person” rule, “prudent investor” rule, 12 Del. C. § 3302, any rule or law concerning the duty of loyalty, any rule or law limiting, prescribing, or voiding or making voidable any interested party or self-dealing transaction, or any other rule or law which restricts a fiduciary’s capacity to invest. Furthermore, the Trustee may acquire property from, transfer property to, obtain services from, provide services to, and otherwise enter into contracts, understandings, arrangements, and other dealings, of any kind or nature, with any person (each such person is hereinafter referred to as a “Third Party”) whether or not the Third Party is a Trustee or Enforcer or is in any manner related to, or affiliated with, a Trustee or Enforcer or any other person related to, or affiliated with, a Trustee or Enforcer and without regard to whether a Trustee or Enforcer, acting in its corporate or personal capacity or in any other capacity, or any person related to, or affiliated with, a Trustee or Enforcer, has other contracts, understandings, arrangements or dealings, whether or not for remuneration with the Third Party. In making investments the Trustee may disregard any or all of the following factors:

(1) Whether a particular investment, or the Trust investments collectively, will produce a reasonable rate of return or result in the preservation of principal.

(2) Whether the acquisition or retention of a particular investment or Trust investments collectively are consistent with any duty of impartiality. No such duties shall exist.

(3) Whether the acquisition or retention of a particular investment or any aspect of the administration of the investment violates any duty of loyalty or rule against self-dealing. No duty of loyalty shall exist to the extent such duty would limit or preclude self-dealing transactions.

(4) Whether the Trust is diversified. No duty to diversify shall exist.

(5) Whether any or all of the Trust investments would traditionally be classified as too risky or speculative for trusts. The entire Trust may be so invested. The Trustee shall have sole and absolute discretion in determining what constitutes acceptable risk and what constitutes proper investment strategy, subject to the restrictions set forth in this Agreement.

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The purpose in granting the foregoing authority is to modify the “prudent person” rule, “prudent investor” rule, the application of 12 Del. C. § 3302, the duty of loyalty, the rule against self-dealing, or any rule or law which restricts a fiduciary’s ability to invest insofar as any such rule or law would prohibit an investment or investments because of one or more factors listed above, or any other factor relating to the nature of the investment itself.

(b) Conflicts of Interest. The Trustees and Enforcers shall not be bound by the usual rules concerning conflicts of interest, and any action, inaction, investment or transaction to whom the general duties of loyalty, to avoid conflicts of interest and not to undertake an adverse trust that otherwise might apply: (i) shall not be void, voidable or otherwise subject to attack solely for the violation of any such rule, (ii) may be taken, refrained from or entered into without resulting in any liability or reduction in compensation solely for the violation of any such rule, (iii) shall be judged by the same standards and rules of law that would apply if the same were taken, refrained from, or entered into by, between or among strangers free of any element of divided loyalty or conflicting interest, and (iv) may be taken, refrained from or entered into without notification to, approval by or authorization from any court or any other person.

(c) Specific Waivers. The fact that a Trustee or Enforcer (or a firm of which a Trustee or Enforcer is a member or is affiliated) renders legal or other professional services to the Trust shall not be deemed a conflict of interest, and the Trustee may pay fees for such services to such Trustee, Enforcer or firm. An attorney, accountant or other person serving as a Trustee or Enforcer who also renders professional services shall be entitled to receive full compensation for both services as a Trustee or Enforcer and the professional services rendered, except as specifically prohibited by law.

Eighth Trustee’s Compensation. Whenever an individual is serving as Trustee hereunder, such individual Trustee shall be entitled to such compensation for serving as such as agreed upon by the individual Trustee and the Enforcer. In the absence of an agreement between the individual Trustee and the Enforcer determining the individual Trustee’s compensation, the individual Trustee shall be entitled to reasonable compensation. As to each Trust created by or pursuant to this Agreement which is administered by a corporate Trustee, the corporate Trustee shall be entitled to such compensation for its services as agreed upon by the corporate Trustee and the Enforcer. In the absence of an agreement between the corporate Trustee and the Enforcer determining the corporate Trustee’s compensation, the Trustee shall be compensated at its standard schedule of fees in effect from time to time including minimum fees and additional compensation as stated therein. Each Trustee shall be reimbursed from the Trust estate for reasonable expenses.

Ninth Trust to be Irrevocable. This Agreement, and the Trust, is irrevocable and at no time shall there be any right or power in the Grantor to alter, amend or terminate the same or any part thereof. However, the Enforcer is authorized to modify or amend the administrative and technical provisions with respect to the Trust, retroactive to the creation of the Trust or otherwise, at such times as the Enforcer may deem appropriate for the proper administration of the Trust and for tax purposes; provided no modification or amendment made hereunder shall increase or extend the obligations, liabilities, responsibilities and/or compensation of the Trustee without its prior written consent. Nevertheless, no power granted to the Enforcer in this Article grants any implied power to amend this Agreement in any manner that would enable the Enforcer to appoint Trust property in favor of the Enforcer, the Enforcer’s creditors, the Enforcer’s estate or the creditors of the Enforcer’s estate.

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Tenth Resignation, Removal and Appointment of Trustees. The following provisions shall govern the resignation, removal and appointment of any Trustee serving hereunder:

(a) Resignation of Trustee. Any Trustee may resign at any time and without cause. Any such resignation shall be in a writing delivered to each Enforcer and the Notice Recipients. Such resignation shall become effective at such time as the resigning Trustee shall provide in the notice of resignation. In the event that an individual Trustee becomes incapacitated, he or she shall be deemed to have resigned hereunder, without further act by anyone.

(b) Removal of Trustee. The Enforcer shall have the power to remove any Trustee, for any reason, with or without cause, by providing written notice to the Trustee and the Notice Recipients. The removal shall become effective at such time as is indicated in the notice of removal.

(c) Appointment of Successor Trustees. The Enforcer shall have the power to designate a successor Trustee upon the death, dissolution, resignation or removal of any Trustee by providing written notice to the Trustee so appointed and the Notice Recipients. The appointment shall become effective at the time provided in the instrument of appointment and upon written acceptance by the designee. Each successor Trustee shall have all of the powers of the Trustee as if originally named herein. Each Trustee must be qualified to serve in accordance with the following section (d).

(d) Trustee Qualifications. At all times there shall be one Trustee serving hereunder, who shall be an individual residing in, or a bank or trust company with offices in, the jurisdiction which is the situs of the Trust. The Enforcer shall promptly appoint a successor Trustee upon the Trustee’s resignation, removal, disqualification or other failure to serve. Notwithstanding any other provision herein, at no time may the Grantor, or any person who is a related or subordinate party, within the meaning of Section 672(c) of the Code, with respect to the Grantor, serve as Trustee of the Trust.

(e) Delivery of Trust Assets. Upon the resignation or removal of any Trustee serving hereunder, such Trustee shall, within a reasonable time after it resigns or is removed, deliver any assets held hereunder to the successor Trustee.

(f) Liability of Predecessor Trustee. A successor Trustee shall not be liable for the actions or omissions of any predecessor Trustee and shall be specifically relieved of any duty to examine the acts or accounts of its predecessors.

(g) Merger of Corporate Trustee. In the case of the merger or consolidation of the corporate Trustee, or the transfer of substantially all of the assets of the corporate Trustee to another corporation or limited liability company, the resulting or transferee company shall continue to serve hereunder without notice to any party, execution or filing of any instrument or the performance of any further act; provided, however, that the provisions of this section shall apply only if the resulting or transferee corporation or limited liability company is domiciled in the same jurisdiction as the corporation or limited liability company that was acting as corporate Trustee.

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Eleventh United States Trust. Notwithstanding anything to the contrary in this Agreement, it is intended that the Trust created hereunder shall be a “United States person” within the meaning of Section 7701(a)(30)(E) of the Code (herein referred to as “United States Person”). Accordingly, (i) primary supervision over the administration of the Trust shall at all times be exercisable by a court within the United States, and (ii) at all times one or more United States Persons shall have the authority to control all substantial decisions of the Trust. No attempt to change the situs of the Trust, and no attempt to appoint a fiduciary or non-fiduciary of the Trust, shall be valid if it conflicts with the foregoing intent or otherwise would cause the Trust to cease to be a United States Person.

Twelfth Inadvertent Change to Foreign Trust Classification. If the Trust is at any time a United States Person and there is a change in the residency or identity of a Trustee of the Trust or any other person that has the power to make a substantial decision of the Trust (within the meaning of Section 7701(a)(30)(E)(ii) of the Code and the Treasury Regulations thereunder) that would cause the Trust to cease to be a United States Person and thereby become a “foreign trust” (as that term is defined in Section 7701(a)(31)(B) of the Code), such change (referred to in this Article as an “Inadvertent Change”) is not intended to change the Trust classification.  In the event of an Inadvertent Change with respect to a Trust, the Trustee of the Trust and all other persons holding a power to make a substantial decision of the Trust shall consider the ramifications of the Inadvertent Change for United States tax purposes and, within twelve (12) months from the date of the Inadvertent Change, shall make necessary changes either with respect to the persons who control the substantial decisions or with respect to the residence of such persons to avoid a change in the Trust’s classification for United States income tax purposes, as permitted by Treasury Regulations § 301.7701-7(d)(2).

Thirteenth Limitation on Powers of Non-United States Person. The following provisions shall apply, notwithstanding any other provision herein.

(a) Limitation on Powers. Except as provided in section (b) of this Article Thirteenth, no person who is not a United States Person shall be entitled to exercise any power otherwise reserved by or granted to such person by the terms of this Agreement, if the existence of such person’s power would cause the Trust to become a “foreign trust” as defined in Section 7701(a)(31)(B) of the Code (a “Foreign Trust”). Such powers include, but are not limited to, a power of any person as Trustee or Enforcer of the Trust created hereunder and a power of any person to remove and appoint Trustees or Enforcers pursuant to this Agreement. Without limiting the generality of the preceding provisions of this section (a), but subject to section (b) of this Article Thirteenth:

(1) No Trustee or Enforcer may resign as Trustee or Enforcer of the Trust if such resignation would cause the Trust to become a Foreign Trust, unless a successor Trustee or Enforcer is appointed concurrently for the Trust in a manner which prevents the Trust from becoming a Foreign Trust.

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(2) Any person who shall fail or cease to be a United States Person while acting as a Trustee or Enforcer of the Trust shall immediately be deemed to have resigned as Trustee or Enforcer of the Trust.

(3) The powers to remove and appoint a Trustee and Enforcers granted in this Agreement may not be exercised by any person who is not a United States Person.

(4) No person may become a successor or additional Trustee of the Trust or a successor or additional Enforcer of the Trust unless such person certifies in writing that such person is a United States Person. Further, subject to section (b) of this Article Thirteenth, no person shall be entitled to exercise any power otherwise reserved by or granted to such person by the terms of this Agreement, if the existence of such person’s power would cause the Trust hereunder to become a Foreign Trust.

(b) Exception. The foregoing limitations set forth in section (a) above (the “Limitations on Powers”) shall not apply to a person if the Trustee of the Trust shall determine, in the sole discretion of the Trustee, that it would be in the best interests of the Trust to become a Foreign Trust and to suspend the Limitations on Powers with respect to such person, in whole or in part (a “Suspension”). The Trustee shall notify such person of the Suspension in writing. Any Suspension with respect to any person may be revoked by the Trustee, in whole or in part, in the sole discretion of the Trustee, by notification in writing to such person; provided, however, that such revocation shall not affect the validity of any exercise by such person of a power otherwise subject to the Limitations on Powers if and to the extent such power was exercised prior to such person’s receipt of written notice of such revocation (for this purpose, any limited power of appointment granted by this Agreement to be effective only upon the death of the holder of such power is deemed to be exercised only upon the death of the holder of such power). Any Suspension with respect to any person, and any revocation of such Suspension, shall become effective at the time and upon the conditions stated in the instrument of notification of such Suspension or revocation delivered to such person. The power to suspend the Limitations on Powers with respect to any person, and the power to revoke any such Suspension, may be exercised as often as required, but only by any Trustee serving hereunder who or which is a United States Person at the time such power is exercised.

(c) Reliance Upon Certifications. Notwithstanding the foregoing, any Trustee and any third party dealing with the Trust estate may rely on a person’s certification in writing that such person is a United States Person, without any duty to investigate such status, unless and until such person withdraws such certification by written notice to the Trustee.

Fourteenth Interested Fiduciary. Notwithstanding the general powers conferred upon the Trustee or an Enforcer (for purposes of this Article, “Fiduciary”) pursuant to this Agreement, no Fiduciary serving shall:

(a) make or participate in the making of discretionary distributions of income or principal to or for the benefit of such Fiduciary; or

(b) make or participate in the making of discretionary distributions that would discharge a legal obligation of such Fiduciary, or terminate or be a party to the decision to terminate any separate Trust created by or pursuant to this Agreement if such termination would discharge a legal obligation of such Fiduciary.

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Fifteenth Definitions. For all purposes of this Agreement:

(a) B Shares. “B Shares” shall have the meaning ascribed to such term in section (a) of Article First.

(b) Charitable Organizations. Wherever the term “Charitable Organizations” is used in this Agreement, it shall mean any one or more organizations or institutions described in all of Code Sections 170(c), 2055(a) and 2522(a).

(c) Code. Wherever the word “Code” appears in this Agreement, it shall mean the Internal Revenue Code of 1986, as amended, and as interpreted by the Treasury Regulations thereunder (including Temporary and Proposed Regulations), any provisions amendatory thereof, supplemental thereto, or substituted therefor.

(d) Company. Wherever the term “Company” is used in this Agreement, it shall mean WeShop Holdings Limited, a British Virgin Islands registered entity, or its successor(s) in interest.

(e) Competent. Whenever the word “competent” appears in this Agreement, when referring to an individual, it shall mean not incapacitated, as defined in section (f) below.

(f) Incapacitated. Whenever the words “incapacity” or “incapacitated” or words of similar meaning appear in this Agreement, an individual shall be deemed to be incapacitated: (i) during any period that such individual is legally incompetent as determined by a court of competent jurisdiction; (ii) during any period that a conservator or guardian for such individual has been appointed, based upon his or her incapacity; or (iii) during any period when two (2) physicians licensed to practice medicine certify in writing that in the opinion of such physicians, such individual, as a result of illness, age, or other cause, no longer has the capacity to act prudently or effectively in financial affairs.

(g) Notice Recipients. Wherever the term “Notice Recipients” appears in this Agreement, it shall mean the Grantor, and other persons who are designated to receive information in accordance with the following provisions:

(1) The Enforcer may appoint additional “Notice Recipients” at any time and from time to time. Any such designation of a Notice Recipient shall be by written notice to the Grantor, such Notice Recipient(s) and the Trustee and shall become effective at the time provided in the instrument of designation.

(2) Any Notice Recipient who has been appointed by the Enforcer may be removed as a Notice Recipient by the Enforcer at any time and for any reason, with or without cause by written notice delivered to the Grantor, such Notice Recipient and the Trustee.

(3) Any Notice Recipient who has been appointed by the Enforcer may resign as Notice Recipient at any time by providing written notice to the Grantor and the Trustee. Such resignation shall become effective at such time as the resigning Notice Recipient shall provide in the notice of resignation. In the event that an individual Notice Recipient becomes incapacitated, he or she shall be deemed to have resigned as a Notice Recipient hereunder, without further act by anyone.

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(4) Notice Recipients shall not be fiduciaries and shall have no duties, obligations or liability hereunder.

(h) Reserves. The term “Reserves” shall have the meaning ascribed to such term in section (a) of Article First.

(i) Shareback Agreement. Wherever the term “Shareback Agreement” appears in this Agreement, it shall mean the Shareback Agreement entered into by and among the Company and the Trust, as such agreement may be amended from time to time. The initial Shareback Agreement is annexed hereto as Schedule “B”.

(j) Transfer Agent. Wherever the term “Transfer Agent” appears in this Agreement, it shall mean the transfer agent for the Company’s ordinary shares. As of the date of this Agreement, the Transfer Agent is Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, collectively.

(k) Trustee. Wherever the word “Trustee” appears in this Agreement, it shall be construed to mean the Trustee then qualified and serving as such whether of the masculine, feminine or neuter gender and whether serving in the singular or plural.

Sixteenth Governing Law and Trust Situs. This Agreement creates a Delaware trust and all matters pertaining to its validity, construction and administration shall be determined in accordance with the laws of the State of Delaware.

(a) Governing Law. Except as otherwise expressly permitted in section (b) below, all questions concerning this Agreement and the Trust created hereunder, including the validity, construction, effect, and administration of this Agreement and the Trust created hereunder, shall always, and in all events, be determined under the law of the State of Delaware without regard to each of (i) conflict of law principles or default statutory rules, (ii) the location of the situs or place of administration of the Trust (including a change of situs or place of administration), (iii) the appointment of successor Trustees, (iv) the power that any person may hold to appoint a Trustee located in a jurisdiction outside of the State of Delaware, and (v) the domicile of the Grantor, any initial Trustee, any successor Trustee or any Enforcer (or any change in such domicile), or any other factor.

(b) Situs. The original situs of the Trust created hereunder shall be Delaware and the Court of Chancery of the State of Delaware shall have primary jurisdiction over the Trust. The situs of the Trust created hereunder may be maintained in any jurisdiction in which the Trust shall be capable of taking effect (including outside the United States), as the Enforcer, in the exercise of sole and absolute discretion, may determine from time to time, by written notice delivered to the Notice Recipients and the Trustee, and shall take effect upon the date specified by the Enforcer or the appointment of a qualified Trustee (if later). Upon any such change of situs, the Trust may thereafter, at the election of the Enforcer of the Trust, be administered exclusively under the laws of (and subject, as required, to the exclusive supervision of the courts of) the jurisdiction to which it has been transferred, by written notice delivered to the Notice Recipients and the Trustee, and shall take effect upon the date specified by the Enforcer or the change of situs (if later). If the situs of the Trust is changed, the Trustee is hereby relieved of any requirement to account in any court of such other jurisdiction.

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Seventeenth Liability of Trustee and Voting.

(a) Trustee Acts in a Fiduciary Capacity. Every act done, power exercised or obligation assumed by a Trustee pursuant to the provisions of this Agreement shall be held to be done, exercised or assumed, as the case may be, by the Trustee acting in a fiduciary capacity and not otherwise, and every person, firm, corporation or other entity contracting or otherwise dealing with the Trustee shall look only to the funds and property of the Trust estate for payment under such contract or payment of any money that may become due or payable under any obligation arising under this Agreement, in whole or in part, and the Trustee shall not be individually liable therefor even though the Trustee did not exempt himself, herself or itself from individual liability when entering into any contract, obligation or transaction in connection with or growing out of the Trust estate.

(b) Trustee Acting in Good Faith. The decision of any Trustee hereunder with respect to the exercise or nonexercise by such Trustee of any power hereunder, or the time or manner of the exercise thereof, made in good faith, shall fully protect such Trustee and shall be final, conclusive and binding upon all persons interested in the Trust or the income therefrom. No Trustee acting hereunder shall be responsible for any error of judgment or mistake of fact or law.

(c) Liability of Trustee. Except as otherwise provided in section (a) of Article Fifth of this Agreement relating to the liability of the Trustee for retaining Trust property as directed by this instrument and in section (d) of Article Sixth relating to actions taken at direction of the Enforcer, the Trustee shall be liable hereunder only for a breach of trust committed intentionally, in bad faith, or with gross negligence, proven by clear and convincing evidence in the court then having primary jurisdiction over the Trust. The Trustee shall not be personally liable for making any delegation that is authorized under this Agreement, nor for any action taken without the Trustee’s express agreement, nor for any failure to act absent a breach of trust committed intentionally, in bad faith or with gross negligence. Notwithstanding the foregoing, the Trustee shall not be liable for relying absolutely on (i) any apparently valid documents and certifications including, but not limited to, tax reports and other tax information provided to the Trustee by any entity in which the Trust holds an ownership interest; and (ii) the opinions of counsel or any accountant to the Trust. The Trustee shall be deemed to have acted within the scope of its respective authority, to have exercised reasonable care, diligence and prudence, and to have acted impartially as to all interested persons unless the contrary may be proven by clear and convincing evidence in the court then having primary jurisdiction over the Trust.

(d) Indemnification. Each Trustee shall be indemnified and held harmless by the Trust against any threatened, pending or completed action, claim, demand, suit or proceeding, whether civil, criminal, administrative or investigative, falling within the exculpatory provisions of this Article or elsewhere in this Agreement or to which the Trustee is made a party, or threatened to be made a party, by reason of serving as Trustee (unless the Trustee has acted in a manner that does not comply with the standard of liability applicable to the Trustee). Such indemnification shall include expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually incurred by the Trustee in connection with such action, claim, demand, suit or proceeding. The provisions of this section shall apply regardless of whether the indemnitee is acting as Trustee or has ceased to act at the time when the cost or expense is paid or incurred.

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(e) Grantor’s Indemnification Obligation. The Trustee shall have no obligation to continue in office hereunder and conduct the Purposes, unless the Trustee is reasonably satisfied that it will be held harmless and fully indemnified from the assets of the Trust for all of its liabilities and expenses by reason of serving as Trustee (including compensation, professional fees and expenses of counsel, accountants, and expert witnesses), including any compensation or similar expenses of the Enforcer. If the Trustee reasonably determines that the assets of the Trust are, or have become, insufficient for such purposes, the Trustee may request that the Grantor provide the Trustee with comparable indemnity, supported with such security as may be satisfactory to the Trustee in its sole discretion, and in the absence of such additional indemnity or security, the Trustee may resign, effective immediately, without any further duty or obligation to carry out the Purposes.

Eighteenth Bonds, Accountings, Inventories and Privacy Provisions.

(a) The Trustee of the Trust shall not be required to file with the Court of Chancery, Register in Chancery or with any other court or officer of any other court, any bond, with or without surety, inventory or accounts unless specially ordered to do so on application of the Trustee of such Trust or on the court’s own motion. The Trustee may deliver periodic statements in the format generally used by it to the Notice Recipients. These statements shall report all investments, dispositions, receipts, distributions, expenses and other transactions of the Trust since the immediately prior statement and show all cash, securities and other property held as part of the Trust at the end of the accounting period.

(b) Notwithstanding the foregoing, the Trustee shall have the right, at the expense of the Trust estate, including, but not limited to, the compensation and expense of attorneys and guardians, to apply at any time to a court of competent jurisdiction for a judicial settlement of a formal accounting. In addition, the Trustee and each Enforcer shall have the right, at the expense of the Trust estate, to apply at any time to a court of competent jurisdiction for the determination of any question of construction or instructions.

(c) Notwithstanding any other provision of this Agreement and in accordance with 12 Del. C. § 3303(a)(1) and (c), neither the Trustee nor any Enforcer shall be required to provide information about the Trust to any contingent beneficiary of the Trust until such time as the interest of such beneficiary in the Trust vests. Furthermore, the Trustee shall have no duty to provide any information about the Trust to any eligible owners of WePoints.

Nineteenth Binding Effect. This Agreement shall extend to and be binding upon the personal representative, administrators and assigns of the Grantor and upon the successor to the Trustee.

Twentieth Acknowledgment By Trustee. JTC TRUST COMPANY (DELAWARE) LIMITED, Trustee, herein named, acknowledges receipt of the assets and property listed on Schedule A attached hereto, and agrees to perform its duties as Trustee in accordance with the foregoing conditions and limitations.

Twenty-first  Agreement in Counterparts. This Agreement may be executed in counterparts and, as executed, shall constitute one (1) Agreement, binding on all the parties to this Agreement, notwithstanding that all parties are not a signatory to the original or the same counterpart.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first above written.

WESHOP HOLDINGS LIMITED, as Grantor

By:	/s/ Oliver Paul Egerton Vernon
Name:	Oliver Paul Egerton-Vernon
Title:	Director

By:	/s/ Oana Crisan
Name:	Oana Crisan
Title:	Director

JTC TRUST COMPANY (DELAWARE) LIMITED, as Trustee

By:	/s/ Carece Rufe
Name:	Carece Rufe
Title:	Chief Trust Officer

STATE OF DELAWARE	)
	)	SS
NEW CASTLE COUNTY	)

The foregoing instrument was acknowledged before me this 14th day of October, 2025, by Carece Rufe, Director/Chief Trust Officer of JTC TRUST COMPANY (DELAWARE) LIMITED, on behalf of the company.

By:	/s/ Gene Richard Sartori
Notary Public

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The undersigned, WESHOP US MANAGEMENT LLC, hereby accepts its appointment as an Enforcer for the Trust created under this Agreement and agrees that, unless otherwise indicated in this Agreement, all powers conferred upon the undersigned as an Enforcer for the Trust will be exercised in a non-fiduciary capacity.

WESHOP US MANAGEMENT LLC

October 14th 2025	By:	/s/ Johnny Hickling
Date	Name:	Johnny Hickling
	Title:	President

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SCHEDULE A TO WESHOP COMMUNITY TRUST

CASH	10.00

SCHEDULE B TO WESHOP COMMUNITY TRUST

SHAREBACK AGREEMENT

This agreement (“Agreement”) is made as of October 16, 2025 by and between WeShop Holdings Limited, a BVI Business Company limited by shares and incorporated in the British Virgin Islands (the “Company”) and The WeShop Community Trust, a Delaware special purpose trust (the “Trust”).

WHEREAS, the Company is engaged in the offering of points (“WePoints”) which can be redeemed for Class A Ordinary Shares and has determined to issue and deliver up to 12,500,000 WePoints to users using the Company’s platform. Each WePoint entitles the holder thereof to redeem such WePoint for one Class A ordinary share of the Company, no par value (“Class A Ordinary Share”); and

WHEREAS, the WePoints will be offered pursuant to one or more registration statements filed with the Securities and Exchange Commission (the “SEC”) containing a prospectus (the “Prospectus”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Trust holds 12,500,000 Class B Ordinary Shares.

WHEREAS, Computershare Inc., a Delaware corporation and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company, have been collectively appointed as transfer agent for the Class A Ordinary Shares and Class B Ordinary Shares (in such capacity, the “Transfer Agent” and any reference to “Transfer Agent”) shall be to the Company’s transfer agent for the Class A Ordinary Shares and Class B ordinary Shares at the time); and

WHEREAS, the Company desires to provide for the provisions of the WePoints, the terms upon which they may be redeemed, and the respective rights, limitation of rights, and immunities of the Company, the Trust and the holders of the WePoints; and

WHEREAS, all acts and things have been done and performed which are necessary to make the WePoints, when issued by the Company, the valid, binding, and legal obligations of the Company and the Trust, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. WePoints.

1.1 Form of WePoint. Each WePoint will be issued in book-entry form onto the WePoints Ledger which shall be maintained and administered by the Company.

1.2 Registration.

1.2.1 WePoints Ledger. The Company shall maintain books (“WePoints Ledger”) for the registration of original issuance of the WePoints. Upon the initial issuance of WePoints, the Company shall issue and register the WePoints in the names of the respective holders thereof.

1.2.2 Registered Holder. Prior to due presentment for registration of transfer of any WePoint, the Company may deem and treat the person in whose name such WePoint is then registered in the WePoint Ledger (“registered holder”) as the absolute owner of such WePoint and of each WePoint represented thereby, for the purpose of any redemption thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

2. Terms and Redemption of WePoints.

2.1 Redemption. Each whole WePoint shall entitle the registered holder thereof, subject to the provisions of such WePoint and of this Agreement, to redeem one WePoint for one Class A Ordinary Share.

2.2 WePoints Eligible for Redemption. A WePoint may be redeemed by a holder only if the following conditions are satisfied:

(a) such WePoint must have held been by the holder for at least 395 days and Earned;

(b) such WePoint must be redeemed beginning on the 15th Business Day of February, May, July, or November and before 5:00 p.m., New York City time on twentieth Business Day period thereafter (the “Expiration Date”) commencing immediately following the satisfaction of the condition set forth in (a) above unless the Company agrees extends such redemption period (the “Redemption Period”);

(c) a registration statement must be effective and not suspended with respect to the delivery of Class A Ordinary Shares by the Trust upon the redemption of the WePoint;

(d) the holder delivers customary “know your customer” information and any other information reasonably requested by the Transfer Agent, Trust, and/or the Company;

(e) the holder delivers the information required by section 2.3.8.

(f) the holder redeeming a WePoint has an Eligible Account at the time of redemption.

Any WePoint then eligible for redemption but not properly redeemed during the Redemption Period shall be deemed null and void upon the expiration of such Redemption Period so long as such Redemption Period had 20 Eligible Days.

The Company may, in its sole discretion, extend the duration of a Redemption Period; provided, however, that the Company will provide at least five days’ prior electronic notice of any such extension to the holders of WePoints.

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2.3 Redemption of WePoints.

2.3.1 Redemption. Subject to the provisions of the WePoint and this Agreement, a WePoint may be redeemed by the registered holder thereof by surrendering it to the Company electronically for redemption during the Redemption Period.

2.3.2 Delivery of List of Redeeming WePoint Holders to the Trust. Within two Business Days of the end of a Redemption Period, the Company shall deliver to the Trust the list of holders of WePoints who properly redeemed their WePoints (the “List of Redeeming WePoint Holders”).

2.3.3 Delivery of Underlying Class A Ordinary Shares. Within two Business Days of the receipt of the List of Redeeming WePoint Holders from the Company, the Trust shall deliver, together with any documents reasonably requested by the Transfer Agent, that number of Class B Ordinary Shares equal to the number of Class B Ordinary Shares indicated on the List of Redeeming WePoint Holders with instructions to register such Class A Ordinary Shares in the names and amounts set forth on the List of Redeeming WePoint Holders. Such Class B Ordinary Shares, shall pursuant to their terms, automatically convert into Class A Ordinary Shares and be reflected by the Transfer Agent on the Company’s stock ledger.

2.3.4 Valid Issuance. The Company hereby covenants, that all Class A Ordinary Shares received upon the proper delivery of a WePoint in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

2.3.5 Length of Eligible Period: The Company agrees that any Redemption Period shall have at least 20 Eligible Days. To the extent a WePoint is not redeemed during a Redemption Period in which there were less than twenty (20) Eligible Days, such WePoint will be eligible to be redeemed in the next Redemption Period.

2.3.6 Date of Issuance. Each person in whose name a WePoint is issued shall for all purposes be deemed to have become the holder of record of the underlying Class A Ordinary Shares at the end of the date on which the WePoint was surrendered, irrespective of the date of delivery thereof. except that, if the date of such surrender and payment is a date when the share transfer books of the Company or book entry system of the Transfer Agent are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books or book entry system are open.

2.3.7 Withholding. Notwithstanding anything to the contrary, the Company, Trust, Transfer Agent and any other applicable withholding agent (and their respective affiliates) shall be entitled to deduct and withhold with respect to the transactions contemplated or related to this Agreement such amounts as are required to be deducted and withheld under any applicable tax law, which deduction or withholding may be in the form of holding back WePoints and/or Class A Ordinary Shares with fair market value equal to the amount of such required withholding. To the extent that any such amounts are so withheld, such withheld amounts (including any held back WePoints and/or Class A Ordinary Shares) shall be treated for all purposes of this and any related agreement as having been paid or delivered, as applicable, to the person in respect of which such deduction and withholding was made.

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2.3.8 Withholding Certificates. The Transfer Agent shall have received from each holder, before delivering Class A Ordinary Shares hereunder, tax identification numbers by means of a completed appropriate IRS Form W-9 or W-8 and other forms, documents and information that the Transfer Agent may reasonably request in connection with the Company, Trust, or the Transfer Agent’s reporting obligations under applicable United States laws and regulations.  The parties hereto understand that if such tax documentation is not so delivered to the Transfer Agent, the Company, or the Trust, one or more of them may be required by the Internal Revenue Code of 1986, as amended, to withhold taxes pursuant to this Agreement.

3. Adjustments.

3.1 Share Dividends; Share Sub-division. If after the date hereof, the number of outstanding Class A Ordinary Shares is increased by a share dividend payable in Class A Ordinary Shares, or by a consolidation, combination, sub-division or reclassification of Class A Ordinary Shares or similar event, then, on the effective date of such share dividend, consolidation, combination, sub-division or reclassification of Ordinary Shares or similar event, the number of WePoints shall be increased in proportion to such increase in outstanding Ordinary Shares.

3.2 Aggregation of Shares. If after the date hereof, the number of outstanding Class A Ordinary Shares is decreased by a consolidation, combination, sub-division or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, sub-division, reclassification or similar event, the number of outstanding WePoints shall be decreased in proportion to such decrease in outstanding Class A Ordinary Shares.

3.3 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Class A Ordinary Shares (other than a change covered by Section 3.1 or 3.2 ), or in the case of any merger or consolidation of the Company with or into another corporation or entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the WePoint shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions of the WePoints and in lieu of the Class A Ordinary Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the WePoint holder would have received if such WePoint holder had exercises, her or its WePoints immediately prior to such event. The provisions of this Section 3.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

3.4 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Trust shall not deliver fractional shares upon redemption of WePoints.

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4. Transfer of WePoints and Fractional WePoints.

4.1 Registration of Transfer. The Company shall register the transfer, from time to time, of any outstanding WePoint upon the WePoint Ledger, only to a person who becomes entitled thereto in consequence of (i) the death, incompetence or bankruptcy of any WePoint holder, or (ii) by operation of law, if such person produces evidence thereof reasonably required by the Company. Upon any such transfer, a new WePoint representing an equal aggregate number of WePoints shall be issued and the old WePoint shall be cancelled by the Company. Notwithstanding anything contained, herein, WePoints may only be transferred only upon the holder’s death or court order, provided that the legal representative shall first deliver evidence satisfactory to the Company prior to any such transfer.

4.2 Fractional WePoints. Upon redemption of WePoints, all eligible WePoints will be rounded down to the next whole number of WePoints and any fraction of WePoints will be deemed null and void and not be carried forward to the next Redemption Period unless the Company elects to permit such carry forward, which election is in the Company’s sole discretion. Any such carry forward election, which may be limited to certain fractions, will apply evenly to all outstanding WePoints at the end of the applicable Redemption Period.

5. Other Provisions Relating to Rights of Holders of WePoints.

5.1 No Rights as Shareholder. A WePoint does not entitle the registered holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

5.2 Reservation of Ordinary Shares. The Trust agrees that it shall at all times keep available all of its Class B Ordinary Shares and shall only transfer them in accordance with this Agreement.

5.3 Registration of Class A Ordinary Shares. The Company agrees that as soon as practicable after the one-year anniversary of the date the Class A Ordinary Shares are first listed on a United States stock exchange (the “Listing Date”), but in no event later than twenty (20) Business Days after the anniversary of the Listing Date, it shall use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A Ordinary Shares deliverable upon the redemption of WePoints. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement or a similar registration statement until the WePoints are no longer outstanding, provided that the Company has the right to suspend the use of such registration statement and therefore the redemption of WePoints for up to 150 days in any 365 day period. Any day where a WePoint would otherwise be eligible for redemption but for such suspension shall not constitute an Eligible Date.

6. Concerning the Transfer Agent and Other Matters.

6.1 Transfer Agent. The Transfer Agent shall not be deemed to assume any obligations or relationship of agency or trust with any of the owners or holders of the WePoints.

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7. Miscellaneous Provisions.

7.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of their respective successors and assigns.

7.2 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the by the holder of any WePoint to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Transfer Agent), as follows:

If to Company:

WeShop Holdings Limited

Hawk House
22 The Esplanade

Jersey, JE1 1HH Channel Islands

Attn: Chief Executive Officer

with a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Christian O. Nagler, P.C.

If to the Trust:

The WeShop Community Trust

200 Bellevue Parkway, Suite 500

Wilmington, DE 19809

Attn: JTC Trust Company (Delaware) Limited

7.3 Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement and of the WePoints shall be governed in all respects by the laws of the British Virgin Islands, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall be the sole and exclusive forum in connection with any matter based upon or arising out of this Plan. The Company and each Holder agree that process may be served upon them in any manner authorized by the laws of the British Virgin Islands for such Person and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. The Company and each Holder waives, and shall not assert as a defense in any legal dispute, that: (i) such Person is not personally subject to the jurisdiction of the above named courts for any reason; (ii) such Law may not be brought or is not maintainable in such court; (iii) such Person’s property is exempt or immune from execution; (iv) such Law is brought in an inconvenient forum; or (v) the venue of such Law is improper. The Company and each Holder hereby agree not to commence or prosecute any such action, claim, cause of action or suit other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. The Company and each Holder hereby consent to service of process in any such proceeding in any manner permitted by British Virgin Island law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.3. Notwithstanding the foregoing in this Section 7.3, the Company and each Holder may commence any action, claim, cause of action or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act of 1934, as amended, or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

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(b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE COMPANY, THE TRUST AND THE HOLDERS AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS PLAN, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NONE OF THE COMPANY, ANY HOLDER OR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NON-COMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLAN. FURTHERMORE, NONE OF THE COMPANY, ANY HOLDER OR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

Any person or entity purchasing or otherwise acquiring any interest in the WePoints shall be deemed to have notice of and to have consented to the forum provisions in this Section 7.3. If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the British Virgin Islands (a “foreign action”) in the name of any WePoint holder, such WePoint holder shall be deemed to have consented to: (x) the personal jurisdiction of the courts located within the British Virgin Islands in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such WePoint holder in any such enforcement action by service upon such WePoint holder’s counsel in the foreign action as agent for such WePoint holder.

7.4 Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the WePoints any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the WePoints.

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7.5 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.6 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

7.7 Amendments. This Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of (i) curing any ambiguity or to correct any mistake, including to conform the provisions hereof to the description of the terms of WePoints and this Agreement set forth in the Prospectus, or curing, correcting or supplementing any defective provision contained herein, (ii) reflecting any changes contemplated by Section 3 hereof, or (iii) adding or changing any other provisions hereof as the parties may deem necessary or desirable. Subject to Section 3 hereof, modifications or amendments to decrease the amount of Class A Ordinary Shares deliverable upon a redemption of a WePoint shall require the written consent or vote of the registered holders of at least a majority of the then outstanding WePoints.

7.8 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

7.9 Definitions. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

(b) Unless the context otherwise requires:

(i) a term has the meaning assigned to it by this Agreement;

(ii) forms of the word “include” mean that the inclusion is not limited to the items listed;

(iii) “or” is disjunctive but not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) provisions apply to successive events and transactions; and

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(vi) “hereof,” “hereunder,” “herein,” and “hereto” refer to the entire Agreement and not any section or subsection.

(c) The following terms used in this Agreement shall have the meanings set forth below:

“$” or “U.S. dollars” shall mean the currency of the United States. The following terms have the following meanings:

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Class B Ordinary Shares” means the Company Class B ordinary shares, no par value.

“Daily VWAP” Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Class A Ordinary Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ ” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one Class A Ordinary Share on such VWAP Trading Day, determined, using a volume-weighted average price method, by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Earned” with respect to a WePoint means a WePoint awarded for a transaction where such transaction is not cancelled nor can be cancelled.

“Eligible Account” means an account on the Company’s commerce platform that is (i) for more than any consecutive 90 days from earning a WePoint not Inactive or (ii) otherwise has been suspended by WeShop under its terms and conditions which may be amended from time to time.

“Eligible Day” means a day in which a WePoint may be redeemed subject to the conditions for such redemption.

“Inactive” with respect to an account means at least one of the following actions is not completed within a rolling 3 month period: (a) Account owner has clicked out to a retailer, or product; (b) Account owner has created a recommendation, comment or question; (c) Account owner has referred any new registrations on the WeShop platform; (d) Account owner has liked a recommendation, comment, or question; (e) Account owner has updated their profile picture, bio, or interest categories.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Class A Ordinary Shares are then listed, or, if the Class A Ordinary Shares are not then listed on a U.S. national or regional securities exchange, the principal other market on which the Class A Ordinary Shares are then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate during the regular trading session, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Ordinary Shares or in any options contracts or futures contracts relating to the Class A Ordinary Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Class A Ordinary Shares generally occurs on the principal U.S. national or regional securities exchange on which the Class A Ordinary Shares are then listed or, if the Class A Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Ordinary Shares are then traded. If the Class A Ordinary Shares are not so listed or traded, then “VWAP Trading Day” means a Business Day.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

weshop holdings limited

By:
Name:
Title:

Weshop community trust

By:
Name:
Title:

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